Exhibit 10.2

March 5, 2018

STEREOTAXIS, INC.

4320 Forest Park Avenue, Suite 100

St. Louis, Missouri 63108

Re:	Exercise of Restated SPA Warrants during Restricted Exercise Period

Ladies and Gentlemen:

Stereotaxis, Inc., a Delaware corporation (the “Company”), previously issued warrants (the “Original Warrants”) to purchase shares of common stock, par value $0.001 (the “Common Stock”), of the Company, which were issued pursuant to a certain Securities Purchase Agreement dated September 26, 2016, by and among the Company and certain investors named therein. The Company and the holders of the Original Warrants (the “Holders”) entered into a transaction (the “Transaction”) pursuant to which the Company agreed to issue Amended and Restated Warrants (the “Restated Warrants”; the shares of Common Stock issuable upon exercise of the Restated Warrants, the “Warrant Shares”) to such Holders. The Restated Warrants provide, among other things, that such warrants may be exercised at a reduced exercise price for a limited period of time (as specified in the Restated Warrants, the “Restricted Exercise Period”). It is a condition of exercise during the Restricted Exercise Period that the undersigned Holder deliver this letter agreement (the “Lock-Up Agreement”), which condition serves as a material inducement to the Company entering into the Transaction and agreeing to issue the Warrant Shares for said reduced exercise price.

Accordingly, in connection with its exercise of the Restated Warrants during the Restricted Exercise Period, the undersigned Holder hereby agrees that for a period (the “Lock-Up Period”) commencing the date hereof through 18 months following March 12, 2018 (the last date for delivery of the Aggregate Exercise Price for any such exercise of the Restated Warrants during the Restricted Exercise Period), such Holder will not, without the prior written consent of the Company, directly or indirectly: (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of the Restated Warrants or the Warrant Shares, or any securities convertible into or exercisable or exchangeable for the Restated Warrants or the Warrant Shares (such shares or securities, the “Covered Securities”)); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Covered Securities, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; or (3) publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the restrictions set forth above shall not apply to transfers (i) as a bona fide gift or gifts, or by will or intestate succession, provided that the donee or donees or transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Company, For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Lock-Up Agreement shall apply to Common Stock acquired in open market transactions or other Company securities beneficially owned by the undersigned Holder other than the Covered Securities. If the undersigned is a partnership, limited liability company, trust, corporation or similar entity, it may distribute the Common Stock or Covered Securities to its partners, members or stockholders, or to affiliates under the control of the undersigned; provided, however, that in each such case, prior to any such transfer, each transferee shall execute a duplicate form of this Lock-Up Agreement or execute an agreement, reasonably satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such Covered Securities subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Covered Securities even if such Covered Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Covered Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Covered Securities.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned during the Lock-Up Period (as may have been extended pursuant hereto), except in compliance with this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

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Very truly yours,

Name of Holder (Print exact name)

Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

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